UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 16, 2007

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2007, TIMET Finance Management Company, a Delaware corporation of which the registrant is the sole stockholder (“TFMC”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with CompX International Inc., a Delaware corporation related to the registrant (“CompX”).  The Stock Purchase Agreement provides for the sale to CompX of 483,600 shares of CompX’s class A common stock, par value $0.01 per share (“CompX Class A Common Stock”), for a purchase price of $19.50 per share to be paid in the form of an unsecured subordinated term loan promissory note in the original principal amount of $9,430,200 payable by CompX to TFMC (the “Stock Purchase Promissory Note”).  The Stock Purchase Agreement provides for a closing date on the same day as the merger (the “Merger”) of CompX Group, Inc., a Delaware corporation that is a parent of CompX and of which TFMC is a stockholder (“CGI”), with and into CompX KDL LLC, a Delaware limited liability company of which CompX is the sole member (“CompX KDL”).  When issued, the Stock Purchase Promissory Note would:

•	mature in seven years;
•	bear interest at a rate of LIBOR plus 1.00%;
•	require quarterly principal payments of $44,800 beginning on September 30, 2008;
•	not have prepayment penalties; and
•
be subordinated to the Credit Agreement dated as of December 23, 2005 (the “CompX Credit Agreement”) among CompX, CompX Security Products, Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc., Livorsi Marine Inc., Wachovia Bank, National Association as administrative agent for itself, Compass Bank and Comerica Bank.

Also on October 16, 2007, CompX, CGI and CompX KDL entered into an Agreement and Plan of Merger (the “Merger Agreement”).  NL Industries, Inc., a New Jersey corporation that is an indirect parent of CompX and related to the registrant (“NL”), and TFMC are the only stockholders of CGI.  Pursuant to the Merger Agreement, upon the effectiveness of the Merger:

•	CGI would merge into CompX KDL with CompX KDL surviving the Merger;

•	each share of the CGI common stock outstanding immediately prior to the Merger would automatically be canceled and retired and shall cease to exist;

•
2,586,820 shares of CompX Class A Common Stock and 10.0 million shares of CompX class B common stock, par value $0.01 per share (the “CompX Class B Common Stock”), owned by CGI immediately prior to Merger would automatically be canceled;

•
TFMC would receive an unsecured subordinated term loan promissory note (the “Merger Promissory Note”) executed by CompX payable to the order of TFMC in the original principal amount of $43,149,990 that would have similar terms as the Stock Purchase Promissory Note; and

•	CompX would issue to NL 374,000 new shares of CompX Class A Common Stock (the “New CompX Class A Shares”) and 10,000,000 new shares of CompX Class B Common Stock (the “New CompX Class B Shares”).

The Merger is conditioned upon the satisfaction of all applicable material regulatory approvals, including the approval for listing upon official notice of issuance by the New York Stock Exchange of the issuance of the New CompX Class A Shares and 10,000,000 shares of CompX Class A Common Stock reserved for issuance upon the conversion of the New CompX Class B Shares.

Effective with the issuance of the Stock Purchase Promissory Note and the Merger Promissory Note and their prompt combination into one note (the “Combined Note”), TFMC will enter into a Subordination Agreement with CompX, CompX Security Products, Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc., Livorsi Marine Inc., Wachovia Bank, National Association, as administrative agent for itself, Compass Bank and Comerica Bank (the “Subordination Agreement”) whereby TFMC would

•	agree that CompX’s obligations under the Combined Note would be subordinate to CompX’s obligations under the Credit Agreement; and

•
grant to Wachovia Bank, National Association, as administrative agent for itself, Compass Bank and Comerica Bank, a security interest in the Combined Note to the extent of the outstanding principal and accrued interest due thereon.

The independent directors of the registrant and CompX approved the Stock Purchase Agreement, the Merger Agreement and the Subordination Agreement.

The descriptions of the Stock Purchase Agreement and the Stock Purchase Promissory Note (the form of which is attached as Exhibit A to the Stock Purchase Agreement) are qualified in their entirety by the terms of the Stock Purchase Agreement filed as Exhibit 10.1 to this current report and which terms are incorporated herein by reference.  The descriptions of the Merger Agreement and the Merger Promissory Note (the form of which is attached as Exhibit A to the Merger Agreement) are qualified in their entirety by the terms of the Merger Agreement filed as Exhibit 10.2 to this current report and which terms are incorporated herein by reference.  The description of the Subordination Agreement is qualified in its entirety by the terms of the form of Subordination Agreement filed as Exhibits 10.3 to this current report.

Item 9.01                      Financial Statements and Exhibits.
(d)	Exhibits
	Item No.	Description

10.1
Stock Purchase Agreement dated as of October 16, 2007 between TIMET Finance Management Company and CompX International Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CompX International Inc. (Exchange Act File No. 1-13905) on October 22, 2007).

10.2
Agreement and Plan of Merger dated as of October 16, 2007 among CompX International Inc., CompX Group, Inc. and CompX KDL LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by CompX International Inc. (Exchange Act File No. 1-13905) on October 22, 2007).

10.3
Form of Subordination Agreement among TIMET Finance Management Company, CompX International Inc., CompX Security Products, Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc., Livorsi Marine Inc., Wachovia Bank, National Association as administrative agent for itself, Compass Bank and Comerica Bank (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by CompX International Inc. (Exchange Act File No. 1-13905) on October 22, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ A. Andrew R. Louis
Date: October 22, 2007	A. Andrew R. Louis, Secretary